UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Federal Savings and Loan Association of Port Angeles (the "Bank"), the wholly owned operating subsidiary of First Northwest Bancorp (the "Company"), entered into a severance agreement ("Agreement") with Ms. Elaine Gentilo, effective April 2, 2015,  in exchange for a general release of all claims, relating to her employment and separation from employment.  A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the Agreement, in connection with Ms. Gentilo's separation from employment at the Bank she will receive; (i) a lump sum payment of the equivalent of four (4) months of the Employee’s current salary, subject to standard payroll deductions and withholdings and (ii) continued health insurance benefits for the period of four (4) months subject to the terms and agreement stated below.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

Exhibit 10.1      Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date: May 14, 2015	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer